SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of report (Date of earliest event reported): July 9, 2001

                                   AT&T CORP.

               (Exact Name of Registrant as Specified in Charter)

                                    New York

                 (State or Other Jurisdiction of Incorporation)

               1-1105                                      13-4924710

      (Commission File Number)                 (IRS Employer Identification No.)


       32 Avenue of the Americas                           10013-2412
          New York, New York

(Address of Principal Executive Offices)                   (Zip Code)


       Registrant's telephone number, including area code: (212) 387-5400


                                 Not Applicable

          (Former Name or Former Address, If Changed Since Last Report)




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ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS.

         On July 9, 2001, AT&T Corp. ("AT&T") split off AT&T Wireless Services, Inc. ("AT&T Wireless") from AT&T. The split-off was effected by redeeming all of the outstanding shares of AT&T Wireless Group tracking stock in exchange for shares of common stock of AT&T Wireless and distributing shares of AT&T Wireless common stock to holders of AT&T common stock. AT&T retained approximately $3 billion worth of common stock of AT&T Wireless (the "Retained Shares"), or approximately 7.3 percent. The holders of AT&T Wireless Group tracking stock received one share of AT&T Wireless common stock in exchange for each share of AT&T Wireless Group tracking stock held and the holders of AT&T common stock received .3218 of a share of AT&T Wireless common stock for each share of AT&T common stock held. The record date for holders of AT&T common stock to participate in this distribution was June 22, 2001.

         On July 11, 2001, AT&T completed a transaction in which it exchanged approximately 94.5 million of the Retained Shares for approximately $1.6 billion of AT&T's own debt.

ITEM 5.     OTHER EVENTS.

         On June 18, 2001, AT&T announced that the split-off of Liberty Media Corporation ("Liberty Media"), which owns all of the assets attributed to the Liberty Media Group, will occur on August 10, 2001. The split-off of Liberty Media will be effected through the redemption of each outstanding share of AT&T Class A and Class B Liberty Media tracking stock for one share of Liberty Media's Series A and Series B common stock, respectively. In the redemption, shares of Liberty Media's common stock will be issued only to former holders of Liberty Media Group tracking stock in exchange for their shares of Liberty Media Group tracking stock.

         AT&T also reported certain changes to the composition of the AT&T Board of Directors (the "AT&T Board") since AT&T's annual shareholder meeting held on May 23, 2001. On June 20, 2001, the following two individuals were elected to the AT&T Board: J. Michael Cook and Shirley A. Jackson. On
July 9, 2001, in connection with the split-off of AT&T Wireless from AT&T, the following five individuals resigned from the AT&T Board: John D. Zeglis, Walter Y. Elisha, Donald V. Fites, Ralph S. Larsen and Nobuharu Ono. In addition, on July 10, 2001, Dr. John C. Malone resigned from the AT&T Board. As a result of these changes, the AT&T Board currently consists of the following 11 members: C. Michael Armstrong, J. Michael Cook, Kenneth T. Derr,
M. Kathryn Eickhoff, George M. C. Fisher, Amos B. Hostetter, Jr., Shirley A. Jackson, Donald F. McHenry, Louis A. Simpson, Michael I. Sovern and
Sanford I. Weill.

ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.


(b) PRO FORMA FINANCIAL INFORMATION

         Pursuant to paragraph (b)(1) of Item 7 of Form 8-K, AT&T is furnishing pro forma financial information in Exhibit 99.1.

(c) EXHIBITS

     Exhibit 99.1 AT&T Corp. unaudited condensed combined pro forma financial statements at and for the three months ended March 31, 2001 and unaudited condensed combined pro forma statements of income for the years ended December 31, 2000, December 31, 1999 and December 31, 1998, and the notes thereto.


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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  July 23, 2001                                       AT&T CORP.
                                                          (Registrant)



                                                    By:   /s/ Robert S. Feit
                                                       ------------------------
                                                    Name:  Robert S. Feit
                                                    Title: General Attorney and
                                                           Assistant Secretary